EXHIBIT 12
                                  ASHLAND INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In millions)

                                                                                                    Nine months ended
                                                              Years ended September 30                   June 30
                                                  ------------------------------------------------  ------------------
                                                    2001      2002      2003      2004      2005      2005      2006
                                                  --------  --------  --------  --------  --------  --------  --------
EARNINGS
--------
Income from continuing operations                 $   390   $   115   $    94   $   398   $ 2,005   $ 1,893   $   208
Income taxes                                          266        68        44       150      (202)     (157)       90
Interest expense                                      160       133       121       112        87        85         6
Interest portion of rental expense                     40        35        33        35        38        29        26
Amortization of deferred debt expense                   2         2         2         2         3         2         -
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                      (91)       20       (98)     (263)     (250)     (253)        -
                                                  --------  --------  --------  --------  --------  --------  --------
                                                  $   767   $   373    $  196   $   434   $ 1,681   $ 1,599   $   330
                                                  ========  ========  ========  ========  ========  ========  ========

FIXED CHARGES
-------------
Interest expense                                  $   160   $   133    $  121   $   112   $    87   $    85   $     6
Interest portion of rental expense                     40        35        33        35        38        29        26
Amortization of deferred debt expense                   2         2         2         2         3         2         -
Capitalized interest                                    -         -         -         -         -         -         2
                                                  --------  --------  --------  --------  --------  --------  --------
                                                  $   202   $   170    $  156   $   149   $   128   $   116   $    34
                                                  ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES                   3.80      2.19      1.26      2.91     13.13     13.78      9.71
